Exhibit 99.1

Apollo Funds to Acquire Emerald and Questex to Create Leading North American B2B Events Platform

Combination Under Private Ownership Would Bring Together Two Complementary Portfolios, Creating a Scaled Platform Positioned for Growth

NEW YORK, May 11, 2026 – Apollo (NYSE: APO) today announced that Apollo-managed funds (the “Apollo Funds”) have entered into separate definitive agreements to acquire Emerald Holding, Inc. (NYSE: EEX) (“Emerald”) and Questex, LLC (“Questex”), with the intention to combine the businesses to create a leading North American B2B experiential events and media platform, in an all-cash transaction.

Emerald and Questex together would create a scaled B2B events platform with approximately 160 events across complementary end markets, combining Emerald’s category-leading exhibitions with Questex’s differentiated events portfolio and 365-day digital engagement model. The combined business is expected to be well-positioned to drive organic growth and serve as a strategic partner of choice for founders and operators in the large and fragmented B2B events landscape.

Under the terms of the agreement with Emerald, Emerald stockholders will receive $5.03 per share in cash, representing a 42.1% premium to Emerald’s unaffected share price1, and implying an estimated closing enterprise value of approximately $1.5 billion. The Emerald Board of Directors unanimously approved the transaction. Onex, which beneficially owns over 90% of Emerald’s outstanding shares, has entered into a support agreement to vote in favor of the transaction. Upon completion of the transaction, Emerald’s shares will no longer trade on the New York Stock Exchange, and Emerald will become a private company.

“As AI and digital tools rapidly expand the ways professionals connect and share information, they are simultaneously elevating the value of trusted, in-person gatherings, where industries come together to do business, build relationships, and make consequential decisions,” said Shahid Bosan, Managing Director at Apollo. “Bringing together Emerald and Questex would create a scaled, highly complementary platform that is well positioned to capture that demand. We believe the combined business will benefit from the strength of both organizations’ teams, differentiated content, deep customer relationships, and proven 365-day engagement model, giving the platform a distinct ability to serve its communities year-round and drive sustained growth.”

“We are pleased to have reached this agreement with the Apollo Funds, which delivers compelling and immediate value to Emerald shareholders at a meaningful premium,” said Kosty Gillis, Onex Managing Director and Chairman of the Board of Emerald. “This is the result of a rigorous and comprehensive review of strategic alternatives that commenced last year, and the Board is confident Apollo is the right partner to take Emerald into its next chapter of growth.”

“Over the past several years, we have transformed the portfolio with a clear focus on higher-growth, market-leading brands, building a more diversified mix of events and the strongest portfolio in our history,” said Hervé Sedky, President and Chief Executive Officer of Emerald. “We are grateful to Onex for their partnership and support in building Emerald into what it is today. We believe the acquisition by Apollo Funds and the subsequent combination with Questex will provide the enhanced resources, strategic support, and long-term capital to accelerate our growth and deliver lasting value for our customers, employees, and stakeholders.”

[1]	The unaffected share price as of December 15, 2025, the trading day prior to Emerald announcing that it is considering strategic alternatives.

Paul Miller, Chief Executive Officer of Questex, said, “We are excited to partner with Apollo and combine with Emerald to accelerate and scale our business model. Questex has built a differentiated experiential platform centered on year-round engagement and high-value customer communities, and we believe this combination creates a compelling opportunity to drive growth through innovation, digital integration, and strategic initiatives.”

The transaction is expected to be completed in the second half of 2026, subject to customary closing conditions and regulatory approvals.

Emerald Board Declares Quarterly Dividend

On May 8, 2026, the Emerald Board of Directors declared a dividend for the quarter ending June 30, 2026, of $0.015 per share, payable on June 1, 2026, to holders of Emerald’s common stock as of May 21, 2026.

Cancellation of Emerald’s First Quarter 2026 Earnings Conference Call

As a result of today’s announcement, Emerald has cancelled its first quarter 2026 earnings conference call and webcast scheduled for 8:30 a.m. Eastern Time today. For further information, please refer to the investor relations section of Emerald’s website at https://investor.emeraldx.com.

Advisors

Goldman Sachs & Co. LLC acted as the exclusive financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Emerald. Gibson, Dunn & Crutcher LLP acted as legal counsel to Questex. RBC Capital Markets and RAN Advisory acted as lead financial advisors and PJT Partners acted as financial advisor to the Apollo Funds. Sidley Austin LLP acted as legal counsel to the Apollo Funds.

About Emerald

Emerald Holding, Inc. is a leading U.S.-based B2B event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. As the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled Executive Peer Network platform. Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced, talented and deeply engaged team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year. For more: http://www.emeraldx.com

About Questex

Questex fuels exceptional business connections—where every buyer and seller interaction matters. Through live events enriched with data insights and active year-round digital communities, we deliver measurable results. It happens here.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2026, Apollo had approximately $1.03 trillion of assets under management. To learn more, please visit www.apollo.com.

Cautionary Statement Concerning Forward-Looking Statements Regarding Emerald

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information may be identified by such terms as “believes”, “expects”, “will”, “may”, and other similar expressions. In particular, the forward-looking information contained in this press release includes statements regarding the proposed transaction described herein, including the proposed timing and steps contemplated in respect of the proposed transaction and approvals with respect thereto. These statements are based on the current expectations of Emerald’s management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of Emerald’s control that may cause its business, industry, strategy, financing activities and the ability of the parties to complete the proposed transaction to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Emerald’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings for a discussion of factors that may affect Emerald’s business performance. Emerald undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Contacts

For Emerald

Erica Bartsch

EVP, Strategy & Communications

Erica.Bartsch@Emeraldx.com

For Questex

Kate Spellman

Chief Commercial Officer

kspellman@questex.com

For Apollo

Noah Gunn

Global Head of Investor Relations

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

(212) 822-0491

Communications@apollo.com

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